                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)  December 1, 1997
                                                       ---------------------


                                  INTERVU INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-23361              33-0680870
-------------------------------     -----------        ------------------
(State or other jurisdiction of     (Commission         (I.R.S. Employer
 incorporation or organization       File No.)         Identification No.)



          201 Lomas Santa Fe Drive
          Solana Beach, California                           92075
  ----------------------------------------                ----------
  (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code      (619) 350-1600
                                                  ----------------------------





                    ----------------------------------------
                        (Former name or former address,
                          if changed since last report.)



                                  PAGE 1 OF 13

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Item 5.         Other Events


FACTORS THAT MAY AFFECT FUTURE PERFORMANCE

     An investment in shares of the Common Stock, par value $.001 per share (the "Common Stock"), of InterVu Inc. (the "Company") is speculative in nature and involves a high degree of risk. The following factors should be considered carefully in evaluating the Company and its business before purchasing shares of Common Stock. The Company's actual results could differ materially from those discussed in certain forward-looking statements made by the Company from time to time as a result of certain factors, including, but not limited to, those discussed below.

LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT; ANTICIPATED LOSSES

     The Company was incorporated in August 1995 and launched the InterVU Network in December 1996. The Company has a limited operating history on which to base an evaluation of its business and prospects and currently is considered a development stage company. Accordingly, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as the delivery of video over the Internet. Such risks for the Company include, but are not limited to, an evolving and unproven business model and the management of growth. To address these risks, the Company must, among other things, maintain and significantly increase its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology, provide superior customer service, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing these risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

     Since inception, the Company has incurred significant losses and, as of September 30, 1997, the Company had an accumulated deficit of approximately $5.7 million. To date, the Company has not generated any significant revenues and, as a result of the significant expenditures that the Company plans to make in sales and marketing, research and development and general and administrative activities over the near term, the Company expects to continue to incur significant operating losses and negative cash flows from operations on both a quarterly and annual basis through at least the end of fiscal 1998 and for the foreseeable future thereafter. For these and other reasons, there can be no assurance that the Company will ever achieve or be able to sustain profitability. The Company had federal and California tax net operating loss carry forwards at December 31, 1996 of approximately $2.3 million. The federal and California tax loss carry forwards will begin to expire in 2010 and 2003, respectively, unless previously utilized. The Company also has federal and California research tax credit carry forwards of approximately $47,000 and $38,000, respectively, which will begin to expire in 2010 unless previously utilized. The utilization of these losses is contingent upon the Company's ability to generate taxable income in the future. Because of that uncertainty, management has recorded a full valuation allowance with respect to these deferred tax assets.

     As consideration for the strategic alliance between the Company and NBC Multimedia, Inc. ("NBC Multimedia"), a wholly owned subsidiary of National Broadcasting Company, Inc. ("NBC"), the Company issued 1,280,000 shares of Series G Convertible Preferred Stock ("Series G Preferred") to NBC, and NBC Multimedia granted the Company exclusive rights to deliver most NBC audio/video content from NBC Web sites. NBC Multimedia may terminate the Strategic Alliance Agreement between the Company and NBC Multimedia without cause by giving 90 days prior written notice and is required to return (i) all shares of Series G Preferred (or the shares of Common Stock into which such shares may in the future be converted) if termination occurs prior to January 10, 1998 and NBC Multimedia has not, at a minimum, displayed a button or link containing a copy of the Company's logo on the NBC Web site or (ii) 600,000 shares of Series G Preferred (or Common Stock, as the case may be) if the termination occurs at any other time during the first two years of the exclusive term of the Strategic Alliance Agreement. Notwithstanding the foregoing, NBC Multimedia is not required to return any such shares until it has received from the Company the $2.0 million of non-refundable payments described below under "Risks Associated with Strategic Alliance with NBC Multimedia." The Company will determine the fair value of the Series G Preferred issued to NBC on the dates the requirements that NBC

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return some or all of the shares of Series G Preferred upon termination of the
Strategic Alliance Agreement lapse. Based on these provisions, the Company currently expects to charge the then fair value of 680,000 shares of Series G Preferred to expense in the quarter ending March 31, 1998 and the then fair value of the remaining 600,000 shares of Series G Preferred to expense in the quarter ending December 31, 1999. Should the Company renegotiate or waive these provisions, removing NBC's obligation to return shares of Series G Preferred (or Common Stock, as the case may be), the Company would expense the fair value of the shares at that time. The Company believes that the fair value of each share of Series G Preferred will roughly approximate the price per share at which the Common Stock is then trading, multiplied by the .6298 conversion ratio applicable to the Series G Preferred. These noncash charges are likely to be substantial and are likely to have a material adverse impact on the Company's results of operations in the periods such expenses are recognized.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS; UNPREDICTABILITY OF FUTURE REVENUES

     The Company's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. Factors that may affect the Company's quarterly operating results include the future adoption rate of video content by Web site owners; the Company's ability to retain existing customers (including, in particular, NBC), attract new customers at a steady rate and maintain customer satisfaction; the level of use of the Internet and the growth of the market for video advertising on the Internet; the amount and timing of costs and expenditures relating to the expansion of the Company's business; the introduction or announcement of new Internet services by the Company and its competitors; price competition or pricing changes in the Internet, cable and telecommunications industries; technical difficulties or network downtime; general economic conditions; and economic conditions specific to the Internet, Internet media, corporate intranet and cable industries. As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company is unable to accurately forecast its revenues. In addition, the Company plans to increase operating expenses to fund additional sales and marketing, research and development and general and administrative activities. To the extent that these expenses are not accompanied by an increase in revenues, the Company would have to decrease or cease such expenditures or the Company's operating results and financial condition could be materially adversely affected. Due to all of the foregoing factors, it is possible that the Company's operating results in one or more future quarters will fail to meet or exceed the expectations of securities analysts or investors.

UNPROVEN ACCEPTANCE OF THE COMPANY'S FEE STRUCTURE

     The Company's business plan calls for it to generate revenues primarily from fees charged to customers for the volume of video content delivered. To date, however, the Company has generated most of its revenues from flat rate monthly fees charged to customers based upon video delivery and encoding services. In addition, certain of the Company's Web site customers have traded advertising space on their Web pages for video delivery services provided by the Company. Although monthly fees charged by the Company typically are based on estimates of the amounts such customers would pay under the pay-per-delivery approach, flat rate billing exposes the Company to the risk that end-users will download customers' video content at higher-than-anticipated rates, causing the Company to incur bandwidth expenses in excess of revenues. Likewise, trading video delivery services for advertising space exposes the Company to the risk that it will not generate sufficient proceeds from sales of advertising to cover its costs of supplying video delivery services. The Company does not currently have the expertise or staffing necessary to liquidate significant amounts of Internet advertising inventory through the direct sale of advertising to clients or the sale of advertising space to a reseller of such space, and there can be no assurance that the Company will develop such expertise and staffing or that the Company will establish a strategic relationship with a company having such capacities. There can be no assurance that the Company's pay-per-delivery fee structure will become widely accepted by Web site owners and advertisers, and the failure of the Company to successfully implement its pay-per-delivery fee structure or a profitable monthly fee equivalent would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

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UNCERTAIN MARKET FOR THE COMPANY'S SPECIALIZED SERVICES

     Use of the Internet by consumers is at a very early stage of development, and market acceptance of the Internet as a medium for information, entertainment, commerce and advertising is subject to a high level of uncertainty. The Company's success will depend in large part on the development and acceptance of the Internet as an advertising medium and, specifically, the use of advertising and Web sites which incorporate video. There can be no assurance that a market for Internet video delivery services will develop or that any such market, if developed, will offer significant revenue opportunities for specialized video delivery service providers such as the Company. The Company's customers have only limited experience, if any, with the Internet as a marketing and advertising medium, and neither its customers nor their advertising agencies have devoted a significant portion of their advertising budgets to Internet-based marketing and advertising activities in the past. In order for the Company to generate revenues from Web site owners and advertising customers, Web site owners, advertisers and advertising agencies must direct a portion of their budgets to Internet-based marketing and advertising activities which incorporate video. There can be no assurance that Web site owners, advertisers or advertising agencies will be persuaded to allocate or continue to allocate portions of their budgets to Internet-based marketing and advertising activities or, if so persuaded, that they will incorporate video in such marketing and advertising activities. The Company's services are highly specialized and designed solely to meet Web site owners' and advertisers' Internet video delivery needs. Accordingly, if Internet-based marketing and advertising activities incorporating video are not widely accepted by advertisers and advertising agencies, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

     The Company's ability to achieve and maintain a leadership position in the Internet video delivery market will depend, among other things, on the Company's success in providing high-speed, high-quality video over the Internet, the Company's marketing efforts and the reliability of the Company's networks and services, none of which can be assured. If Web site owners and advertisers do not perceive the Company's services to be of high quality, or if the Company introduces new services or enters into new business ventures that are not favorably received, the Company's business, prospects, financial condition and results of operations would be materially adversely affected. Moreover, even if a significant market for video delivery services develops, there can be no assurance that Web site owners and advertisers will retain the Company to provide video delivery services. Because of the specialized nature of the Company's services, the absence of a market for video delivery services, or the Company's failure to obtain a significant share of such market if it develops, would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

     In order to attract early customers and achieve penetration of the market for Internet video delivery, the Company initially provided up to 90 days of free trial service to certain customers. Of the 20 customers who received such discounts, 19 customers have emerged from the free trial period, one customer remains in the trial period, and four customers discontinued the Company's video delivery service. There can be no assurance that the Company's customers will continue to utilize the Company's services or that the Company will be able to attract and retain new customers. The failure of the Company to retain customers after the free trial period or the inability of the Company to attract and retain new customers could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

COMPETITION

     The market for Internet services is highly competitive, and the Company expects competition to increase significantly. In addition, the Company expects the market for the delivery of video over the Internet, to the extent it develops, to be intensely competitive. The Company faces substantial competition from companies that provide the hardware, digital video encoding software and know-how necessary to allow Web site owners and advertisers to utilize video in their Internet marketing and advertising activities. Several companies offer services that compete with those offered by the Company, including, among others, RealNetworks, Inc. (formerly Progressive Networks, Inc.) (RealVideo), VDOnet Corp. (VDOLive), VXtreme, Inc. (Web Theater), AudioNet Inc. (AudioNet) and At Home Corporation (@Home Experience). In August 1997, RealNetworks and MCI Communications Corporation ("MCI") announced a strategic alliance involving the

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introduction of a service, called "RealNetwork," that will deliver audio and video broadcasts over the Internet. The RealNetwork will reportedly permit end-users to simultaneously receive video broadcasts by distributing copies of digital video programs to multiple points on MCI's Internet backbone. The strategic alliance between RealNetworks and MCI appears to be a service-based marketing strategy similar to that being implemented by the Company. In addition, Microsoft Corporation ("Microsoft") has made significant investments in Internet video delivery technologies and has disclosed a multimedia strategy of broadening the market for video compression solutions. In August 1997, Microsoft announced (i) the release of its NetShow 2.0 multimedia server which incorporates technology for video and audio delivery over the Internet and corporate intranets, (ii) an agreement with leading video compression software companies, including RealNetworks and VDOnet Corp., to cooperate in defining future standards based on the Microsoft Active Streaming Format and (iii) the acquisition of VXtreme, Inc. Microsoft also holds significant equity positions in RealNetworks and VDOnet Corp. In addition, as was the case with VXtreme, Inc., RealNetworks and VDOnet Corp., providers of Internet delivery video services may be acquired by, receive investments from or enter into other commercial relationships with, larger, well-established and well-financed companies, such as Microsoft and MCI. Greater competition resulting from such relationships could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Because the operations and strategic plans of existing and future competitors are undergoing rapid change, it is extremely difficult for the Company to anticipate which companies are likely to offer competitive services in the future.

     The bases of competition in markets for video delivery include transmission speed, reliability of service, ease of access, price/performance, ease-of-use, content quality, quality of presentation, timeliness of content, customer support, brand recognition and operating experience. The Company believes that it compares favorably with its competitors with respect to each of these factors, except brand recognition and operating experience, both of which have been limited as a result of the Company's early stage of development. However, many of the Company's competitors and potential competitors have substantially greater financial, technical, managerial and marketing resources, longer operating histories, greater name recognition and/or more established relationships with advertisers and content and application providers than the Company. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and devote substantially more resources to developing Internet services or online content than the Company. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may make certain pricing, service or marketing decisions or enter into acquisitions or new ventures that could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RISKS ASSOCIATED WITH STRATEGIC ALLIANCE WITH NBC MULTIMEDIA

     As part of the Company's strategy to provide video delivery services to the top tier of Internet multimedia content sites, in October 1997 the Company entered into the Strategic Alliance Agreement with NBC Multimedia. The terms of the Strategic Alliance Agreement subject the Company to a number of risks and uncertainties, including the following:

     Issuance of Stock. As consideration for the strategic alliance, the Company issued 1,280,000 shares of Series G Preferred to NBC pursuant to the terms of a Preferred Stock Purchase Agreement among the Company, NBC and NBC Multimedia (the "Series G Purchase Agreement"). Such shares represented approximately 10% of the Company's outstanding capital stock prior to the Company's initial public offering (the "Offering"). No cash consideration was received by the Company for the Series G Preferred. In addition, the Series G Purchase Agreement granted NBC Multimedia the right to purchase $2.0 million of Common Stock at the initial public offering price in a direct offering (the "Direct Offering"), and NBC Multimedia exercised this right.

     InterVU Payment Obligations. InterVU is fully obligated to pay to NBC Multimedia a total of $2.0 million in a series of non-refundable payments (the "Prepayments"), the first of which will be in the amount

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of $750,000 and is payable immediately upon the completion of the Direct
Offering. The Prepayments are designed to cover certain production, operational and promotional costs. If the Strategic Alliance Agreement is terminated for any reason, all unpaid Prepayments become immediately due and payable to NBC. There can be no assurance that NBC Multimedia will not terminate the Strategic Alliance Agreement, with or without cause. The termination of the Strategic Alliance Agreement would have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "NBC Multimedia's Termination Rights" below.

     Broad Discretionary Powers of NBC Multimedia. The Strategic Alliance Agreement provides NBC Multimedia with broad discretion in a number of areas, including (i) the determination of what materials and content will be made available for downloading through the InterVU Network, (ii) the promotional obligations of NBC Multimedia and (iii) the obligation of NBC Multimedia to introduce the Company to television stations associated with the NBC television network. The failure of NBC Multimedia to make a significant amount of compelling material available for downloading through the InterVU Network and to promote the Company and its Internet video delivery services could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

     Limited Nature of Exclusive Rights. The Strategic Alliance Agreement provides that, subject to certain exceptions, during the Exclusive Term (as defined below), NBC Multimedia will not make available for transmission over the Internet any entertainment (i.e., excluding sports, news and other non-entertainment programming) audio/video content in any format to users via a Web site operated or controlled by NBC ("NBC Internet Sites") other than pursuant to the Strategic Alliance Agreement. The Strategic Alliance Agreement expressly excludes from this provision audio/video content of less than five seconds in length. In addition, NBC Multimedia is not restricted from making such audio/video content available on any Internet site that is not an NBC Internet Site. There can be no assurance that NBC Multimedia will not make its audio/video content available on other Internet sites. A determination by NBC Multimedia to make its audio/video content available on other Internet sites could have a material adverse effect on the amount of revenues generated pursuant to the Strategic Alliance Agreement and could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

     The Exclusive Term is defined as the period commencing on October 10, 1997 and ending on October 10, 1999; provided that if certain mutually agreed cost and revenue goals are established and met, then the Exclusive Term shall be automatically extended until October 10, 2001. Although the Strategic Alliance Agreement provides that the parties shall meet and consult with one another in good faith and shall make good faith efforts to determine such cost and revenue goals on or before October 10, 1998, there can be no assurance that the Company and NBC Multimedia will be able to establish such mutually agreeable cost and revenue goals. The failure of the Company and NBC Multimedia to reach an agreement on this issue could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

     NBC Multimedia's Termination Rights. During the Exclusive Term, NBC Multimedia may terminate the Strategic Alliance Agreement without cause by giving 90 days prior written notice to the Company. NBC Multimedia also has the right to terminate the Strategic Alliance Agreement if, among other things, the services provided by the Company pursuant to such agreement materially decline below industry standards or fail to conform to the specifications set forth in the Strategic Alliance Agreement and the Company is unable to cure such failure within ten days of its receipt of notice. The Strategic Alliance Agreement requires the Company to maintain a successful user connection rate of at least 98%. The failure to maintain such a connection rate could be deemed to be a material breach by the Company of the Strategic Alliance Agreement, giving NBC Multimedia the right to terminate the Strategic Alliance Agreement for cause. Although the Company expects to maintain the required connection rate, there can be no assurance that the Company can do so. The Company has represented to NBC Multimedia in the Strategic Alliance Agreement that it will not use the InterVU Network in connection with the encoding or distribution of adult video content. Any such activity would constitute a breach of that representation and warranty and could result in a determination by NBC Multimedia to terminate the Strategic Alliance Agreement for cause. The termination of the Strategic Alliance Agreement, or the announcement of an intent to terminate, would have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Among

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other things, any such termination or announcement of an intent to terminate could cause other customers of the Company, especially NBC television affiliates then using the Company's video delivery services, if any, to terminate their relationship with the Company and would also have a negative impact on the Company's reputation in the market for Internet video delivery services, which would have a material adverse effect on the Company's ability to market its services to Web site owners and advertisers.

     If NBC Multimedia terminates the Strategic Alliance Agreement without cause during the first two years of the Exclusive Term, then NBC or NBC Multimedia would be required to return to the Company (i) all shares of Series G Preferred (or the shares of Common Stock into which such shares may in the future be converted) if termination occurs prior to January 10, 1998 and NBC Multimedia has not, at a minimum, displayed a button or link containing a copy of the Company's logo on the NBC Web site or (ii) 600,000 shares of the Company's Series G Preferred (or Common Stock, as the case may be) if the termination occurs at any other time during the first two years of the Exclusive Term; provided that NBC or NBC Multimedia would not be required to return any shares until the Company had made the $2.0 million of Prepayments. NBC Multimedia is not obligated to return any shares to the Company if the Strategic Alliance Agreement is terminated by NBC Multimedia for cause.

     Limited Nature of Revenue Sharing Rights. The Strategic Alliance Agreement provides for the establishment of a new "area" (the "Revenue Sharing Area") to be created and placed by NBC Multimedia on its Web site to allow, among other things, the distribution of NBC audio/video clips and the promotion of the business relationship between the Company and NBC Multimedia. The Company is entitled to receive 30% of the actual NBC cash receipts, if any, from advertising, transactions and subscriptions directly attributable to any Revenue Sharing Area less certain costs and expenses associated with the Revenue Sharing Area. Since no Revenue Sharing Areas have yet been established, no revenues have been generated. There can be no assurance that any revenues will be generated by the Revenue Sharing Area. In addition, the Strategic Alliance Agreement permits NBC Multimedia to opt out of its 30% revenue sharing obligation by paying for the Company's video delivery services at rates at least as favorable as the most favorable rates offered by the Company to third parties, other than special promotional rates. NBC Multimedia would have an incentive to exercise its right to opt out of the revenue sharing obligation if the costs to NBC Multimedia of sharing revenue exceed the amount that NBC Multimedia would be required to pay the Company based on its most favorable video delivery rates.

DEPENDENCE ON KEY PERSONNEL

     The Company's future performance and development will depend, in large part, upon the efforts and abilities of certain members of senior management, including Harry E. Gruber, its Chief Executive Officer and Chairman of the Board, and Brian Kenner, its Vice President and Chief Technology Officer. Dr. Gruber is also serving as the Company's Chief Financial Officer until the Company determines to retain an individual for that position. The loss of service of one or more members of senior management could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company does not have employment agreements with any of its officers or employees. The Company, however, has obtained a key man life insurance policy on the life of Mr. Kenner in the amount of $1.0 million, of which the Company is the sole beneficiary. The Company does not have key man life insurance on Dr. Gruber. In addition, the Company believes that its future success will depend upon its continuing ability to identify, attract, motivate, train and retain other highly skilled managerial, financial, engineering, sales and marketing and other personnel. Competition for such personnel is intense. There can be no assurance that the Company will be successful in identifying, attracting, motivating, training and retaining the necessary personnel, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

DEPENDENCE ON INCREASED USAGE AND STABILITY OF THE INTERNET

     The future of the Internet as a center for information exchange, advertising, entertainment and commerce will depend in significant part on continued rapid growth in the number of households and commercial, educational and government institutions with access to the Internet, in the level of usage by individuals and

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businesses, and in the number and quality of products and services designed for use on the Internet. Because usage of the Internet as a medium for on-line exchange of information, advertising, entertainment and commerce is a recent phenomenon, it is difficult to predict whether the number of users drawn to the Internet will continue to increase. There can be no assurance that Internet usage patterns will not decline as the novelty of the medium recedes or that the quality of products and services offered on-line will improve sufficiently to continue to support user interest.

     Moreover, critical issues regarding the stability of the Internet's infrastructure remain unresolved. The rapid rise in the number of Internet users and increased transmission of audio, video, graphical and other multimedia content over the Web has placed increasing strains on the Internet's communications and transmission infrastructures. Continuation of such trends could lead to significant deterioration in transmission speeds and reliability of the Internet and could reduce the usage of the Internet by businesses and individuals. Any failure of the Internet to support the ever-increasing number of users due to inadequate infrastructure, or otherwise, could materially and adversely affect the acceptance of the Company's products and services which would, in turn, materially and adversely affect the Company's business, prospects, financial condition and results of operations.

RISKS OF TECHNOLOGICAL CHANGE

     The markets for Internet services are characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging nature of Internet products and services and their rapid evolution will require that the Company continually improve the performance, features and reliability of the InterVU Network and the Company's customer service, particularly in response to competitive offerings. There can be no assurance that the Company will be successful in responding quickly, cost effectively and sufficiently to these developments. There can be no assurance that the Company will be successful in achieving widespread acceptance of its services before competitors offer products and services with speed and performance similar to the Company's current offerings. In addition, the widespread adoption of new Internet or telecommunications technologies or standards could require substantial expenditures by the Company to modify or adapt its video delivery service and could fundamentally affect the character, viability and frequency of Internet-based advertising, either of which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. In addition, new services or enhancements offered by the Company may contain design flaws or other defects that could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

SECURITY RISKS

     Despite the implementation of security measures, the Company's networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet Service Providers ("ISPs") and On-line Service Providers ("OSPs") have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Although the Company intends to continue to implement industry-standard security measures, industry-standard security measures have been circumvented in the past, and there can be no assurance that measures implemented by the Company will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to the Company's customers and end-users, which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RISKS OF ENCODING AND DISTRIBUTING ADULT VIDEO CONTENT

     While the Company does not currently provide its services to Web sites that host adult videos, the Company may in the future provide services to such sites. In determining whether to encode and/or deliver adult video content through the InterVU Network, the Company intends to take into account the overall costs of providing such services, including the potential adverse impact on its strategic alliance with NBC Multimedia and other possible negative reaction from its existing and potential Web site and advertising

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customers. The Company has represented to NBC Multimedia in its Strategic
Alliance Agreement that it will not use the InterVU Network in connection with the encoding or distribution of adult video content. Any such activity would constitute a breach of that representation and warranty and could result in a determination by NBC Multimedia to terminate the Strategic Alliance Agreement. The Company could also be exposed to liability for encoding and hosting adult content deemed to be indecent or obscene. Although the United States Supreme Court has upheld lower court decisions declaring the anti-indecency provisions of the Telecommunications Act of 1996 unconstitutional, the law relating to liability for transmitting obscene or indecent material over the Internet remains unsettled.

     The loss of customers as a result of the Company's becoming associated with adult Web sites could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Such association could result even if the Company does not use the InterVU Network in connection with the encoding or distribution of adult video content. For example, if an end-user utilizing an Internet browser attempts to view an adult video and such end-user does not have the necessary software, or "plug-in," he or she will automatically be directed to the browser's plug-in finder page which lists the particular plug-ins, including the InterVU Player, that can display the video. If the InterVU Player is selected by the end-user, or if the end-user has already installed the InterVU Player, the adult video will be presented within the InterVU Player and with the InterVU name displayed.

INTELLECTUAL PROPERTY

     The Company regards its technology as proprietary and attempts to protect it with copyrights, trademarks, trade secret laws, restrictions on disclosure and other methods. In addition, the Company has filed seven United States patent applications and one international patent application and is in the process of preparing additional patent applications with respect to its technology. There can be no assurance that any patent will issue from these applications or that, if issued, any claims allowed will be sufficiently broad to protect the Company's technology. In addition, there can be no assurance that any patents that may be issued will not be challenged, invalidated or circumvented, or that any rights granted thereunder would provide proprietary protection to the Company. Failure of any patents to provide protection to the Company's technology may make it easier for the Company's competitors to offer technology equivalent or superior to the Company's technology. The Company also generally enters into confidentiality and non-disclosure agreements with its employees and consultants, and generally controls access to and distribution of its documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's services or technology without authorization, or to develop similar technology independently. There can be no assurance that the steps taken by the Company will prevent misappropriation or infringement of its technology. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's intellectual property rights or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company believes that, due to the rapid pace of technological innovation for Internet products and services, the Company's ability to establish and maintain a position of technology leadership in the industry depends more on the skills of its development personnel than upon the legal protections afforded its existing technology.

ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS

     Certain provisions of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could discourage potential acquisition proposals, could delay or prevent a change in control of the Company and could make removal of management more difficult. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers that are priced above the then current market value of the Common Stock. The provisions also may inhibit increases in the market price of the Common Stock that could result from takeover attempts. These provisions include a Board of Directors consisting of three classes; a limitation which permits only the Board of Directors, the

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Chairman or the President of the Company to call a special meeting of stockholders; a prohibition against the stockholders acting by written consent; and certain advance notice procedures for nominating candidates for election to the Board of Directors and for proposing business before a meeting of stockholders. Additionally, the Board of Directors of the Company, without further stockholder approval, may issue up to 3,720,000 shares of Preferred Stock, in one or more series, with such terms as the Board of Directors may determine, including rights such as voting, dividend and conversion rights which could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock may be issued quickly with terms which delay or prevent the change in control of the Company or make removal of management more difficult. Also, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of a substantial number of shares of Common Stock in the public market following the Offering could materially adversely affect the prevailing market price of the Company's Common Stock. Upon completion of the Offering and the Direct Offering, the Company will have 9,378,835 shares of Common Stock outstanding (including 210,526 shares purchased in the Direct Offering). The 2,000,000 shares offered in the Offering (plus any shares issued upon exercise of the over-allotment option granted to the Company's underwriters (the "Underwriters")) and the shares offered in the Direct Offering will be freely tradeable under the Securities Act of 1933, as amended (the "Securities Act"), unless held by "affiliates" of the Company as defined in Rule 144 under the Securities Act. Of the remaining 7,168,309 shares of Common Stock, all will be eligible for sale under Rule 144 under the Securities Act, subject to certain volume and other limitations, following expiration of the nine-month lockup agreements with Josephthal, Lyon & Ross Incorporated ("Josephthal"). Josephthal may, in its sole discretion, and at any time without notice, release all or any portion of the shares subject to such lock-up agreements. In addition, the shares of Common Stock issuable upon conversion of the Series G Preferred will become eligible for public sale under Rule 144 in October 1998. The Company also intends to register on Form S-8 following the effective date of the Offering, a total of 1,889,400 shares of Common Stock reserved for issuance or subject to outstanding options granted under the Company's 1996 Stock Plan. The Company also sold to the Underwriters, for nominal consideration, Advisors'
Warrants to purchase from the Company 200,000 shares of Common Stock. The Advisors' Warrants are initially exercisable at a price per share equal to 120% of the initial public offering price for a period of four years commencing one year after the date of this Prospectus and are restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the date hereof, except to officers of the Representatives. The Advisors' Warrants also provide for adjustment in the number of shares of Common Stock issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Advisors' Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise of the Advisors' Warrants.

CONTROL BY EXISTING STOCKHOLDERS

     Following the completion of the Offering, members of the Board of Directors and the executive officers of the Company, together with members of their families and entities that may be deemed affiliates of or related to such persons or entities, will beneficially own approximately 42.1% of the outstanding shares of Common Stock of the Company. Accordingly, these stockholders may be able to elect all of the Company's Board of Directors and determine the outcome of corporate actions requiring stockholder approval, such as mergers and acquisitions. This level of ownership may have a significant effect in delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of other holders of the Common Stock.

MANAGEMENT'S DISCRETION OVER USE OF PROCEEDS OF THE OFFERING

     The Company expects to use the net proceeds of the Offering for expansion of sales and marketing efforts, additional research and development expenditures and general corporate purposes, including working

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capital and capital expenditures. In addition, the Company intends to use a portion of the net proceeds to fund obligations under its strategic alliance agreement with NBC Multimedia. The Company may, if an opportunity arises, use an unspecified portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. From time to time, in the ordinary course of business, the Company expects to evaluate potential acquisitions of such businesses, products or technologies. However, the Company has no present understandings, commitments or agreements with respect to any material acquisition or investment. Accordingly, management will have significant flexibility in applying the net proceeds of the Offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES

     The Company is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of Internet markets may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of Internet use, which could, in turn, decrease the demand for the Company's services or increase the cost of doing business, or otherwise have an adverse effect on the Company's business, prospects, financial condition and results of operations. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

REQUIREMENTS FOR ADDITIONAL CAPITAL

     The Company believes that the net proceeds from the Offering, together with existing cash, cash equivalents, short-term cash investments and capital lease financing, will be sufficient to meet its working capital and capital expenditure requirements through at least the end of 1998. However, the Company may need to raise substantial additional funds if its estimates of working capital and/or capital expenditures change or prove inaccurate or in order for the Company to respond to unforeseen technological or marketing hurdles or to take advantage of unanticipated opportunities. Over the longer term, it is likely that the Company will require substantial additional funds to finance significant capital equipment expenditures and lease commitments for additional servers to expand the InterVU Network, as well as for product development, marketing, sales and customer support needs. There can be no assurance that any such funds will be available at the time or times needed, or available on terms acceptable to the Company. If adequate funds are not available, or are not available on acceptable terms, the Company may not be able to continue to develop new technologies and services or otherwise respond to competitive pressures. Such inability could have a material adverse effect on the Company's business, prospects, financial condition and result of operations.

NO PRIOR TRADING MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     The trading price of the Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats or new products or services by the Company or its competitors, changes in financial estimates by securities analysts, conditions or trends in Internet markets, changes in the market valuations of other Internet companies, announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments, additions

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or departures of key personnel, sales of Common Stock and other events or factors, many of which are beyond the Company's control. In addition, the stock market in general, and the market for Internet-related and technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. The trading prices of many technology companies' stocks are at or near historical highs and reflect price earnings ratios substantially above historical levels. There can be no assurance that these trading prices and price earnings ratios will be sustained. These broad market and industry factors may materially and adversely affect the market price of the Common Stock, regardless of the Company's operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against such company. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERVU INC.




DATE: December 1, 1997                  By: /s/ HARRY E. GRUBER
                                            ------------------------------------
                                            Harry E. Gruber
                                            Chairman and Chief Executive Officer






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